AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment ("Amendment") is effective as of January 1, 2010 among PRINCIPAL VARIABLE CONTRACTS FUNDS, INC., an open-end management investment company organized under the laws of the State of Maryland ("PVC"), PRINCIPAL FUNDS DISTRIBUTOR, INC. ("PFDI"), a principal underwriter for the shares of PVC, organized under the laws of the State of Washington, and PRINCIPAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Iowa (the "Company"), on its own behalf and on behalf of each segregated asset Account of the Company as referenced in the Agreement.

WHEREAS, the parties entered into a Participation Agreement dated January 5, 2007, as amended (the "Agreement");

WHEREAS, the parties desire to add PRINCIPAL MANAGEMENT CORPORATION ("PMC") as a party to this Agreement;

NOW THEREFORE, PVC, PFDI, PMC and the Company hereby agree to amend the
Agreement as follows:

1.     Schedule A to the Agreement is hereby restated, in its entirety, and replaced with
Schedule A attached hereto.

2.     Schedule B to the Agreement is hereby restated, in its entirety, and replaced with Schedule B attached hereto. The payment to be made in February 2010 will be the first payment under this new schedule.

3.     Section 2.3 is replaced and superseded by the following:

The Company shall bear the costs of printing PVC's prospectus, profile (if any), statement of additional information, shareholder reports and other shareholder communications (including sales literature) which are to be distributed to, and the costs of distributing such materials to, owners of and applicants for Contracts for which PVC is serving or is to serve as an underlying investment vehicle. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws. PMC agrees to pay the Company an administrative fee based on the terms of this Agreement, including the attached Schedule B, for reimbursement for the costs associated with the printing and distribution of materials and with the administrative processing of PVC Fund shares. Based on the terms of this Agreement, including the attached Schedule B, and the terms of the Rule 12b-l Plans, PFDI agrees to pay Princor Financial Services Corporation ("Princor"), in Princor's role as principal underwriter and distributor of the Contracts, a 12b-l fee for distribution and support services. For the services provided by the Company, Princor will in turn pay the Company an amount equal to the 12b-1 fees received by Princor pursuant to this Agreement.

4.     The following is added to the Agreement as a new Section 6.4:

Notwithstanding the termination of this Agreement, for Contracts in effect as of the date of termination PFDI shall continue to pay the 12b-l fees payable pursuant to the terms of this Agreement while such Contracts remain in effect, provided the Company continues to perform its obligations under this Agreement. In the event of a change in law or regulation pertaining to payments under Rule 12b- l plans, or termination or amendment of the 12b-1 plan by the fund Board, any obligation of PFDI to pay 12b- 1 fees may either be terminated or be modified, as appropriate, by revising the Rule 12b-1 Plans to comply with such change.

5.     The following is added to the Agreement as a new Section 6.5:

Notwithstanding the termination of this Agreement, for Contracts in effect as of the date of termination PMC shall continue to pay the administrative fees payable pursuant to the terms of this Agreement while such Contracts remain in effect, provided the Company continues to perform its obligations under this Agreement. The administrative fees disclosed on Schedule B may be revised upon agreement of PMC and PLIC.

6.     Terms used, but not defined herein, shall have the same meaning assigned to them in the Agreement. Except as expressly amended by this Addendum, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

PRINCIPAL LIFE    PRINCIPAL FUNDS
INSURANCE COMPANY    DISTRIBUTOR, INC.

By: /s/Sara Wiener    By: /s/Mike Beer
Name: Sara Wiener    Name: Mike Beer
Title: Director - Product Mgmt    Title: Executive VP & COO

PRINCIPAL VARIABLE    PRINCIPAL MANAGEMENT
CONTRACTS FUNDS, INC.    CORPORATION

By: /s/Mike Beer    By: /s/Mike Beer
Name: Mike Beer    Name: Mike Beer
Title: Executive VP & COO    Title: Executive VP & COO

Schedule A
Separate Accounts, Associated Contracts, Available Share Classes and Funds

Name of Separate Account and	Contracts Funded	PVC Share Class
Date Established by Board of Trustees	By Separate Account	Available to Separate Account

Principal Life Insurance Company	Principal Variable Annuity	All Share Classes
Separate Account B	Principal Investment Plus Variable Annuity
Principal Freedom Variable Annuity
Principal Freedom Variable Annuity 2
Personal Variable Annuity Contract
Premier Variable Annuity Contract

Principal Life Insurance Company	Flex Variable Life	All Share Classes
Variable Life Separate Account	Principal Variable Universal Life Income
Principal Variable Universal Life Accumulator
Survivorship Variable Universal Life
Executive Variable Universal Life
PrinFlex Life®
Principal VUL Accumulator II
Benefit Variable Universal Life
VUL Income II
Executive Variable Universal Life II
Benefit Variable Universal Life II

Shares of all Funds of PVC will be made available to the Company as the sponsor of the Accounts.

Schedule B

Commencing on the date the Participation Agreement becomes effective, subject to the terms of the Agreement PMC shall pay the Company an Administrative Fee in an amount equal on an annual basis to the following:

•	.095% to .27% (dependent on the Fund*, as listed below) of average daily net assets of each Fund held in the Accounts.
Commencing on the date the Participation Agreement becomes effective, subject to the terms of the Agreement PFDI shall pay a 12b-l Fee in an amount equal on an annual basis to .25% of average daily net assets of each Fund held in the Diversified Balanced and Diversified Growth Accounts.
Except that such compensation is not payable in connection with FVLI, Personal Variable Annuity, or Premier Variable Annuity assets.
Such payments shall be made within thirty days of the end of each month.

	Administrative Fee	12b-1 Fee (Class 2 Shares only)
Asset Allocation	0.270%
Balanced Account	0.145%
Bond & Mortgage Securities Account	0.145%
Principal Capital Appreciation Account	0.145%
Diversified Balanced		0.250%
Diversified Growth		0.250%
Diversified International Account	0.145%
Equity Income Account	0.145%
Government & High Quality Bond Account	0.145%
International Emerging Markets Account	0.145%
International SmallCap Account	0.145%
LargeCap Blend Account II	0.270%
LargeCap Growth Account	0.145%
LargeCap Growth Account I	0.270%
LargeCap S&P 500 Index Account	0.095%
LargeCap Value Account	0.145%
LargeCap Value Account III	0.250%
MidCap Blend Account	0.145%
MidCap Growth Account I	0.270%
MidCap Value Account II	0.270%
Money Market Account (see note below)	0.095%*
Mortgage Securities Account	0.145%
Principal LifeTime 2010 Account	0.154%
Principal LifeTime 2020 Account	0.156%
Principal LifeTime 2030 Account	0.162%
Principal LifeTime 2040 Account	0.165%
Principal LifeTime 2050 Account	0.168%
Principal LifeTime Strategic Income Account	0.149%
Real Estate Securities Account	0.160%
SAM Balanced Portfolio	0.140%
SAM Conservative Balanced Portfolio	0.138%
SAM Conservative Growth Portfolio	0.142%
SAM Flexible Income Portfolio	0.138%
SAM Strategic Growth Portfolio	0.142%
Short-Term Bond Account	0.145%
Short-Term Income Account	0.145%
SmallCap Blend Account	0.145%
SmallCap Growth Account II	0.270%
SmallCap Value Account I	0.270%

The monthly administrative fee payable on the Money Market Account is subject to change each quarter. The actual administrative fee payable month l y on the Money Market Account during a quarter will be calculated based on the gross yield on the PVC Money Market Account as of the last day of the preceding quarter. The 0.095% administrative fee in the table above is an estimate based on an assumption that the gross yield on the PVC Money Market Account will be 30 basis points as of December 31, 2009. The actual administrative fee will range from an annual rate of a maximum of 0.145% to a minimum of 0.0%. The administrative fee for any quarter will be determined based on the gross yield on the PVC Money Market Account as of the last day of the preceding quarter, and for each 2 basis point increase in the gross yield above 30 basis points, the administrative fee will increase by 1 basis point, to a maximum annual rate of 0. 145%. For each 2 basis point reduction in the gross yield below 30 basis points, the administrative fee will decrease by l basis point to a minimum of 0.0% if the gross yield falls to 11 basis points or below.